THE DIAL CORPORATION
                EXHIBIT 11-COMPUTATION OF EARNINGS PER SHARE*
                     (000 omitted, except per share data)



                                                            1996
                                                           -------

PRIMARY:
    Income before cumulative effect of accounting changes  $29,912
    Cumulative effect of accounting changes
    Net Income                                             $29,912
                                                           -------

Weighted average shares outstanding                         90,974

Primary earnings per share:
    Income before cumulative effect of accounting change   $  0.33
    Cumulative effect of accounting changes
    Net Income per share                                   $  0.33
                                                           -------

FULLY DILUTED:
    Income before cumulative effect of accounting changes  $29,912
    Cumulative effect of accounting changes
    Net Income                                             $29,912
                                                           -------

Weighted average shares outstanding                         90,974
    Incremental shares under stock option plans                 42
                                                           -------
    Adjusted weighted average shares outstanding            91,016
                                                           -------

Fully diluted earnings per share:
    Income before cumulative effect of accounting changes  $  0.33
    Cumulative effect of accounting changes
    Net Income per share                                   $  0.33
                                                           -------



*Per share data is not presented on a historical basis because the Company was not a publicly-held company during the periods presented. Income (loss) per share is presented as pro forma information for 1996 as the Company's common shares were not publicly-traded until August 15, 1996. Accordingly, the calculation of income (loss) per share assumes that the common shares and common share equivalents were outstanding for the entire period presented.